Exhibit (a)(5)

                       Notice of Guaranteed Delivery
                                    for
                     Tender of Shares of Common Stock
                                    of
                         ARV Assisted Living, Inc.

                 (Not to Be Used for Signature Guarantees)



               This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, no par value, of ARV
Assisted Living, Inc. (the "Shares") and Rights (as defined below) and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section
2 of the Offer to Purchase.

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
                                        To The Bank of New York,
                                              as Depositary

            By Mail:                     Facsimile Transmission:           By Hand or Overnight Courier:
  Tender & Exchange Department       (for Eligible Institutions Only)      Tender & Exchange Department
         P.O. Box 11248                       (212) 815-6213                    101 Barclay Street
      Church Street Station                                                 Receive and Deliver Window
  New York, New York 10286-1248                                              New York, New York 10286
                                       For Confirmation Telephone:
                                              (800) 507-9357

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               DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

          The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

               The undersigned hereby tenders to EMAC Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Emeritus Corporation, a Washington corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 19, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, _______ shares of Common Stock, no par value of ARV Assisted Living, Inc., a California corporation, together with (unless and until the Purchaser declares that the Rights Condition (as defined in the Offer to Purchase) is satisfied) the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of July 14, 1997, as amended, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

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Certificate Nos. (if available):                              SIGN HERE

   ----------------------------------------     ------------------------------------
                                                            (Signature(s))

   ----------------------------------------     ------------------------------------
                                                 (Name(s))   (Please Type or Print)


If shares will be tendered by book-entry
transfer:
                                                ------------------------------------
Name of Tendering                                             (Address)
Institution:
            --------------------------------

Account No.:                              at
            --------------------------------    ------------------------------------
                                                             (Zip Code)
     [ ] The Depository Trust Company
                                                ------------------------------------
                                                    (Area Code and Telephone No.)


Dated:                               , 199__
      -------------------------------
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                                 GUARANTEE
                 (Not to be used for signature guarantee)

               The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities
Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares and Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares and Rights complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares and Right tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three American Stock Exchange, Inc. trading days of the date hereof.



            ----------------------------------------
                         (Name of Firm)

            ----------------------------------------
                     (Authorized Signature)

            ----------------------------------------
                             (Name)

            ----------------------------------------
                           (Address)

            ----------------------------------------
                           (Zip Code)

            ----------------------------------------
                (Area Code and Telephone Number)


Dated:                  , 199__
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